16

                                   ADDENDUM I

                               SECURED DEMAND NOTE


                                                                    May 22, 1996

          FOR VALUE RECEIVED, I promise to pay to A.R. Baron & Co., Inc. (the Broker-Dealer) at its principal office at 153 East 53rd Street, New York, New York 10022 (where presentment and demand for payment shall be made), without interest, the sum of Four Million Dollars ($ 4,000,000 ), on demand.

          This Note is secured at its date by the pledge of the securities and cash, if any, described in Schedule A attached hereto. I agree that whenever the value of the securities and cash securing this Note, as determined in accordance with the capital requirements of 17 CFR 240.15c3-1 or the rules-and regulations of the National Association of Securities Dealers, Inc. ("NASD") or those of a governmental agency or self-regulatory body having appropriate authority which are applicable to the Broker-Dealer at the time of such valuation, is less than the unpaid balance of this Note, the Broker-Dealer shall exercise the rights set forth in paragraph III(a)(ii) of the Secured Demand Note Collateral Agreement (the Agreement) of even date between me and the Broker-Dealer without first making a demand for payment hereof.

          The Broker-Dealer, by acceptance hereof, agrees, for itself, its representatives, successors and assigns (1) that neither I, my heirs, executors, administrators or assigns shall be personally liable on this Note, it being intended that my obligation to pay the principal amount of this Note is included for the sole purpose of establishing the existence of the indebtedness represented hereby and (2) that in the event of default, the Broker-Dealer and any such successor or assign shall look for payment solely to the Collateral, as defined herein, then pledged to secure this Note, and will not make claims or institute any action or proceeding against me, my heirs, executors, administrators or assigns for the payment of this Note (or for any deficiency remaining after application of the Collateral pledged to secure this Note, or otherwise); provided, however, that nothing herein contained shall be construed to release or impair the indebtedness evidenced by this Note, or of the lien upon the Collateral pledged to secure it, or preclude the application of said pledged Collateral to the payment hereof in accordance with the provisions of the Agreement.

          The Broker-Dealer agrees that upon payment by me of all or any portion of this Note, as distinguished from a reduction by me as provided in paragraph III(b)(i) of the Agreement or reduction by the Broker-Dealer as provided in paragraph V of the Agreement, the Broker-Dealer shall issue to me the securities listed on Schedule A hereto as amended from time to time in the amount of such payment, as provided pursuant to paragraph IV of the Agreement.

          The Broker-Dealer further agrees that it will make a demand for payment hereof only after it determines in good faith that it is in or approaching financial difficulty, provided, however, that no failure to make such a determination in good faith shall affect the effectiveness of a demand, or give rise to any claim which is superior to my claim under the Agreement for the withdrawal, return or reduction of this Note.

          The term "in or approaching financial difficulty" shall mean for the purpose hereof any of the specified and clearly measurable events enumerated below:

Excess net capital falls below what is needed to operate  according to SEC Rule:
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SEC 15c3-1
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          This Note and the securities and cash from time to time pledged to secure it are subject in all respects to the provisions of the Agreement, a copy of which may be examined at the principal office of the Broker-Dealer.

          The term "Collateral" shall mean, as defined in subparagraph (b)(6) of Appendix D of SEC Rule l5c3-1, "only cash and securities which are fully paid for and which may be publicly offered or sold without registration under the Securities Act of 1933, and the offer, sale and transfer of which are not otherwise restricted".


                               /s/ Colwyn G. Rich                           L.S.
                               ---------------------------------------------
                               Lender 110958 Ontario, Inc. By Colwyn G. Rich



                               A.R.  Baron & Co.,  Inc.
                               ---------------------------------------------
                               Broker-Dealer



                               By:  /s/ Andrew Bressman, President          L.S.
                                    ----------------------------------------
                                    Authorized Person
                                    Andrew Bressman, President



                          SUBORDINATED LOAN AGREEMENT
                              LENDER'S ATTESTATION
                          ---------------------------

          It is recommended that you discuss the merits of this investment with an attorney, accountant or some other person who has knowledge and experience in financial and business matters prior to executing this Agreement.

          1. I have received and reviewed NASD Form SLD, which is a reprint of Appendix D of 17 CFR 240.15c3-1, and am familiar with its provisions.

          2. I am aware that the funds or securities subject to this Agreement are not covered by the Securities Investor Protection Act of 1970.

          3. I understand that I will be furnished financial statements pursuant to SEC Rule 17a-5(c).

          4. On the date this Agreement was entered into, the broker-dealer carried funds or securities for my account. (State Yes or No) No Bear Sterns is clearing broker.

          5. Lender's business relationship to the broker-dealer is: 5% owner of The Baron Group, Inc. (parent of A.R. Baron) & customer of A.R. Baron.

          6. If not a partner or stockholder actively engaged in the business of the broker-dealer, acknowledge receipt of the following:

               a.   Certified audit and accountant's certificate dated 12/31/95.

               b. Disclosure of financial and/or operational problems since the last certified audit which required reporting pursuant to SEC Rule 17a-11. (If no such reporting was required, state ("none") Focus Report Part IIA as of March 31, 1996

               c.   Balance  sheet  and  statement  of  ownership  equity  dated
                    3/31/96.

               d. Most recent computation of net capital and aggregate indebtedness or aggregate debit items dated 4/30/96 reflecting a net capital of $ 1,125,000 and a ratio of 386.5.

               e.   Debt/equity ratio as of 4/30/96 of 36.1%.

               f. Other disclosures: Discussions with Management regarding status of business including investigation by the regulatory bodies (SEC, NASD).


Dated: May 22, 1996                     /s/ Colwyn G. Rich L.S.
       ------------                     ----------------------------------------
                                        (Lender)
                                        110958 Ontario Inc. By Colwyn G. Rich



                                   SCHEDULE A

                 SCHEDULE OF COLLATERAL FOR SECURED DEMAND NOTE*



                             A.R. Baron & Co., Inc.
             -------------------------------------------------------
                                 (Broker-Dealer)




Cash Pledged:                    $______________________________________________


Securities Pledged:


         Stocks:
         Number of Shares        Description




         Bonds:
         Principal Amount        Description



          *Only cash and securities which are fully paid for and which may be publicly offered or sole without registration under the Securities Act of 1933, and the offer, sale and transfer of which are not otherwise restricted, may be pledged as collateral to secure a Secured Demand Note.



                   Addendum #1 to Subordinated Loan Agreement
                              Lender's Attestation

In connection with the subordinated loan being made hereby, the undersigned hereby represents and warrants as follows:

1. The undersigned has carefully reviewed the financial materials provided to me by A.R. Baron & Co., Inc. (the "Firm") and understands, among other things, that the firm has a negative net worth and that this loan involves a high degree of risk.

2. The undersigned is a person who is able to bear the economic risks of this subordinated loan to the firm and has adequate means of providing for any current needs and personal contingencies with no need for liquidity of the loan proceeds provided hereby. In making this statement, consideration has been given to whether the undersigned could afford a complete loss of this investment.

3.  The  undersigned   acknowledges   that  the  Firm  is  subject  to  possible
disciplinary action due to capital deficiency.



May 22, 1996                            /s/ Colwyn G. Rich
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Dated                                   Lender's Signature
                                        110958 Ontario Inc. By Colwyn G. Rich